UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):  November 18, 2017

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35328	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (636) 530-8000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 20, 2017, Aegion Corporation (the “Company”) announced that, effective November 18, 2017, David A. Martin resigned his positions as Executive Vice President and Chief Financial Officer of the Company, and will no longer serve in the role of principal financial officer. Mr. Martin’s resignation is not the result of any issue, concern or disagreement with the Company’s accounting, financial reporting or internal control over financial reporting. The Company has entered into a transition agreement with Mr. Martin that provides for Mr. Martin’s continued employment as a special advisor through March 31, 2018. The transition agreement further provides for the continuation of Mr. Martin’s current base salary for the 18-month period beginning April 1, 2018, and the continued vesting through March 31, 2018 of time-based restricted stock units awarded to Mr. Martin in 2015 and 2016, and performance based stock units awarded to Mr. Martin in 2015, in exchange for Mr. Martin’s release of claims against the Company and agreement to certain post-termination restrictive covenants. During the period that Mr. Martin is employed as special advisor, the Company will pay him a reduced base salary of $10,000 per month. The foregoing description of the transition agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed herewith as Exhibit 10.1.

The Company also announced the appointment, effective November 18, 2017, of David F. Morris as interim Chief Financial Officer of the Company. Mr. Morris will also continue to serve in his current roles with the Company while the Company completes its search for a permanent Chief Financial Officer. The Company intends to consider both internal and external candidates in its search.

Mr. Morris, age 56, currently serves as the Company’s Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, and is responsible for the Company’s legal, administrative, corporate governance, safety and compliance functions. Mr. Morris joined the Company in January 2005 as Vice President, General Counsel and Secretary. Mr. Morris was appointed Chief Administrative Officer in August 2007 and Executive Vice President in October 2014. Mr. Morris has 25 years of experience handling legal, strategic, financial and administrative matters for public and private entities. Prior to joining the Company, Mr. Morris was a partner with the law firm of Thompson Coburn LLP, in its corporate and securities practice areas. Mr. Morris received a J.D. and M.B.A., with a concentration in accounting, from Washington University.

There are no family relationships between Mr. Morris and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.    Regulation FD Disclosure

On November 20, 2017, the Company issued a press release announcing Mr. Martin’s resignation from the role of Executive Vice President and Chief Financial Officer, as well as Mr. Morris’s appointment as Interim Chief Financial Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 hereto is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits. The following exhibits are furnished herewith:

10.1	Transition Agreement and Full Release by and between Aegion Corporation and David A. Martin, dated November 18, 2017.

99.1	Press Release issued by Aegion Corporation on November 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Executive Vice President, Interim Chief Financial Officer and General Counsel

Date: November 20, 2017

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
10.1	Transition Agreement and Full Release by and between Aegion Corporation and David A. Martin Dated November 18, 2017.
99.1	Press Release issued by Aegion Corporation on November 20, 2017